Monthly Insight

OCT 31, 2012	The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	-0.57	2.42	5.38	-2.93	3.82	-1.48	18.76	10.51
Market price (%)	-1.97	0.74	6.53	-3.02	2.49	-0.62	19.40	9.45
Benchmark (%)	1.18	7.83	15.15	8.02	4.00	-4.61	12.29	N/A

Performance History	2011	2010	2009	2008	2007	2006	2005	2004
NAV (%)	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09	3.80
Market price (%)	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51	-9.95
Benchmark (%)	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27	14.27

Source : State Street Bank and Trust Company. Source for index data: MSCI as at October 31, 2012.

Portfolio Analysis

Source: State Street Bank and Trust Company as at October 31,2012.	* China includes A-shares (4.3%), A-share equity linked securities (9.0%), B-shares (0.9%) and H-shares (15.9%).

The China Fund, Inc (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%	Direct Investments	Sector	%
CHINA BRIGHT	HEALTH CARE	6.5	CHINA BRIGHT	HEALTH CARE	6.5
TAIWAN SEMICONDUCTOR	I.T.	5.6	ZONG SU FOODS	CON. STAPLES	0.0
MANUFACTURING CO., LTD.
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	4.3
DIGITAL CHINA HOLDINGS, LTD.	I.T.	4.1
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.0
CHINA MOBILE, LTD.	TELECOM	3.6
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTH CARE	3.6
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	3.5
TAIWAN FAMILYMART CO., LTD.	CON. DISC.	3.4
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	3.1
Total		41.7	Total		6.5

Source : State Street Bank and Trust Company as at October 31, 2012.

Fund Details

NAV	$24.50
Market price	$21.85
Premium/Discount	-10.82%
Market cap	US$396.1m
Shares outstanding	16,169,099
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source : State Street Bank and Trust Company as at October 31, 2012.

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/Share	Income	Long-term Capital	Short-term Capital
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.99640	0.17420	2.82220	0.00000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.27420	0.37460	1.89960	0.00000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.25570	0.25570	0.00000	0.00000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.81740	0.48130	5.33610	0.00000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.12000	0.28000	9.00000	2.84000
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.01170	0.29960	2.73090	0.98120
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.51190	0.21720	2.29470	0.00000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.57010	0.19630	3.26640	0.10740
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.78000	0.07000	0.67000	1.04000
17 Dec 2002	23 Dec 2002	26 Dec 2002	15 Jan 2003	0.21437	0.06397	0.00069	0.14971

Source : State Street Bank and Trust Company

2

The China Fund, Inc (CHN)

The China Fund Inc.  NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at October 31, 2012.

The China Fund, Inc. Premium/Discount

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at October 31, 2012.

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The China Fund, Inc (CHN)

Manager’s Commentary

Market review

In October, equity market investors became more active as market sentiment was boosted by positive economic data. The 18th Party Congress dates were finalized and indications of an orderly transition of power helped alleviate political concerns. High beta stocks outperformed the market in the month of October. We have seen fund inflows into the Hong Kong market leading to intervention by the Hong Kong Monetary Authority to ease appreciation pressure on the Hong Kong Dollar. The Renminbi was also under pressure to appreciate. Latest economic data reinforced expectations that the China economy bottomed out in the third quarter of 2012. Meanwhile, Chinese banks also released better than expected third quarter earnings results driven in particular by relatively steady net interest margins and stable non-performing loans. The A-shares market also showed signs of stabilization on the back of encouraging macroeconomic data.

The Taiwan market was one of the worst performing markets in Asia Pacific during October. Market sentiment was cautious on the back of lackluster corporate earnings and conservative forward earning guidance in the third quarter of 2012. Most technology firms gave cautious outlooks for the fourth quarter of 2012 during this traditional low season. The main underperforming sectors include electric appliances, plastics and chemicals. On the positive front, September exports unexpectedly rose 10.4% year-on-year, surprising the market on the upside.

Fund review

In October, the Fund underperformed relative to the benchmark mainly as a result of stock selection in the financial sector. Our underweighting in financials also hurt the Fund's performance.

The main detractors during the month were Epistar and Ruentex Development. The share price weakness of Epistar was mainly due to the weak third quarter 2012 earnings result. The gross margin of the business is deteriorating. On the other hand, there was no material news flow for Ruentex Development. The share price consolidated after the strong performance year to date.

Outlook

With the change of political leadership in China, the market is likely to discount the potential of policy reform over the next twelve months. Coupling this with the China economy bottoming out, we would expect China equities to recover over the next six months driven partly by liquidity inflows. Hence, we reduced our cash position and added selectively to large cap stocks.

The Taiwan market underperformed the regional market in October. Recent data suggested that export growth revived in September after a period of softness. However, the rebound was mainly driven by chemical exports, while IT exports remained lackluster. We believe that a recovery of the Taiwan economy, if any, will be largely driven by an upswing in exports to China; while domestic sectors would remain relatively weak. We expect the Taiwan IT sector to remain under pressure in the near to medium term, especially given a weak PC cycle heading into 2013. However, we do see selective opportunities in this sector which can benefit from rising 3G penetration in emerging markets and the increasing popularity of low end smartphones.

Source : RCM Asia Pacific Limited as at October 31, 2012.

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The China Fund, Inc (CHN)

Portfolio Holdings

					Percentage of
CUSIP	Security Description	Cost Base	Base MV	Shares	Net Assets
ACI007Y93	China Bright	14,969,436.00	25,868,089.00	14,665,617	6.5
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	19,343,474.00	22,183,730.00	7,306,000	5.6
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,494.00	17,003,744.00	6,369,715	4.3
635186901	Digital China Holdings, Ltd.	17,914,700.00	16,132,936.00	9,603,000	4.1
B1G1QD902	Industrial & Commercial Bank of China	16,724,848.00	15,712,923.00	23,738,000	4.0
607355906	China Mobile, Ltd.	13,583,976.00	14,165,096.00	1,278,000	3.6
B6WY99909	China Medical System Holdings, Ltd.	1,791,777.00	14,156,304.00	24,489,300	3.6
663094902	China Everbright International, Ltd.	12,183,629.00	13,761,550.00	26,730,000	3.5
644094906	Taiwan FamilyMart Co., Ltd.	3,186,102.00	13,583,111.00	2,854,652	3.4
685992000	Sun Hung Kai Properties, Ltd.	11,681,518.00	12,488,474.00	897,000	3.1
B00G0S903	CNOOC, Ltd.	11,883,847.00	11,509,056.00	5,547,000	2.9
633393905	Enn Energy Holdings, Ltd.	744,584.00	11,152,186.00	2,680,000	2.8
B3ZVDV905	Sinopharm Group Co., Ltd.	6,363,867.00	10,276,935.00	3,051,600	2.6
99ZMCS903	Kweichow Moutai Co., Ltd.	8,981,307.00	9,879,508.00	251,649	2.5
B2R2ZC908	CSR Corp., Ltd.	9,248,041.00	9,501,663.00	12,212,000	2.4
670039007	Uni-President Enterprises Corp.	1,609,768.00	9,346,746.00	5,291,508	2.4
629099904	WT Microelectronics Co., Ltd.	8,888,528.00	8,876,713.00	7,335,530	2.2
913BMZ902	Ping An Insurance (Group) Company of China, Ltd.	9,494,980.00	8,733,043.00	1,418,047	2.2
B01CT3905	Tencent Holdings, Ltd.	6,391,568.00	8,298,181.00	234,200	2.1
619376908	China Resources Land, Ltd.	5,946,869.00	7,856,197.00	3,436,000	2.0
17307D352	Wuliangye Yibin Co., Ltd.	3,118,592.00	7,484,903.00	1,403,507	1.9
674842901	Ruentex Development Co., Ltd.	3,423,335.00	7,407,745.00	4,416,301	1.9
634007900	Kunlun Energy Co., Ltd.	6,300,267.00	7,257,553.00	3,906,000	1.8
17313A533	Gree Electric Appliances, Inc.	6,453,442.00	6,738,271.00	1,838,546	1.7
B1YMYT902	Hiwin Technologies Corp.	9,693,067.00	6,067,163.00	942,750	1.5
643648900	Shenzhen International Holdings, Ltd.	4,383,169.00	6,003,445.00	71,580,000	1.5
671815900	Qingling Motors Co., Ltd.	7,603,281.00	5,992,648.00	24,836,000	1.5
34415V109	Focus Media Holding, Ltd.	5,976,531.00	5,905,305.00	250,437	1.5
626073902	Delta Electronics Inc.	4,550,608.00	5,517,399.00	1,615,000	1.4
B1JNK8908	China Coal Energy Co., Ltd.	6,860,736.00	5,268,632.00	5,296,000	1.3
959GRNII9	Taiwan Life Insurance Co., Ltd.	6,178,274.00	4,939,075.00	200,000,000	1.3
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	4,801,750.00	47,710,000	1.2
600245005	ASM Pacific Technology, Ltd.	5,467,670.00	4,578,613.00	410,700	1.2
644806002	Hutchison Whampoa, Ltd.	4,088,916.00	4,462,752.00	453,000	1.1
620267906	Advantech Co., Ltd.	4,104,779.00	4,439,332.00	1,284,000	1.1
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	4,284,393.00	10,958,500	1.1
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,018,117.00	4,233,000.00	257,100	1.1
643055908	Golden Meditech Co., Ltd.	4,555,715.00	4,159,560.00	35,040,000	1.0
604364901	Yantai Changyu Pioneer Wine Co., Ltd.	5,808,831.00	3,492,255.00	688,856	0.9
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	3,441,686.00	2,662,000	0.9
B1CKXF901	Zhengzhou Yutong Bus Co., Ltd.	3,096,799.00	2,793,387.00	825,469	0.7
637248907	MediaTek Inc.	2,464,368.00	2,466,033.00	222,000	0.6
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	2,237,416.00	25,314,000	0.5
B05LP6908	CDW Holding, Ltd.	836,561.00	2,168,946.00	28,454,000	0.5
635415904	Epistar Corp.	2,925,773.00	1,875,122.00	1,178,000	0.5
631349909	Chaoda Modern Agriculture (Holdings), Ltd.	9,287,936.00	0.00	26,651,357	0.0
B04W2V905	FU JI Food & Catering Services	4,246,696.00	0.00	5,462,000	0.0
ACI0090H8	Zong Su Foods	15,000,034.00	0.00	2,677	0.0

Source : State Street Bank and Trust Company as at October 31, 2012.

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The China Fund, Inc (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www. chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.